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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  May 24, 2001
                Date of Report (Date of earliest event reported)


                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)


              Delaware                             1-11415                           13-346-5896
  (State or other jurisdiction of          (Commission file number)                (I.R.S. Employer
   incorporation or organization)                                                Identification No.)
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         One Centennial Avenue, P.O. Box 6820, Piscataway, NJ 08855-6820
                    (Address of principal executive offices)

                                 (732) 980-6000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.         Other Events.

     Pursuant to an agreement reached in February 1997, American Standard
Companies Inc., a Delaware corporation (the "Company") granted Kelso ASI
Partners L.P., a Delaware limited partnership ("ASI Partners"), warrants, expiring in February 2002, to purchase 3,000,000 shares of the Company's common stock for $55 per share. The agreement provides that upon exercise the Company has the right to reacquire the warrants for a sum defined in the agreement to be paid in cash or Company common stock at the Company's election. On May 24, 2001, the Company reached agreement with ASI Partners to reacquire the warrants on May
31, 2001 for $11.75 per share, or $35,250,000 in the aggregate. The Company intends to retire the warrants with borrowings under its working capital facility. The accounting for this transaction in the Company's financial statements will be reflected in the debt and equity accounts on the Balance
Sheet.






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 24, 2001

                                AMERICAN STANDARD COMPANIES INC.


                                By:    /s/ J. Paul McGrath
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                                       J. Paul McGrath
                                       Senior Vice President, General
                                       Counsel and Secretary